UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2012

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163

1-2893	Louisville Gas and Electric Company (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	61-0264150

1-3464	Kentucky Utilities Company (Exact name of Registrant as specified in its charter) (Kentucky and Virginia) One Quality Street Lexington, KY 40507-1462 (502) 627-2000	61-0247570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

and

Section 8 - Other Events

Item 8.01 Other Events

On June 8, 2012, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU", and together with LG&E, the "Companies") issued press releases announcing that they anticipate filing requests with the Kentucky Public Service Commission (“KPSC”) for increases in annual base electric rates of $62.1 million and $82.4 million at LG&E and KU, respectively, and an increase in annual base gas rates of $17.2 million at LG&E.

The Companies anticipate filing the rate increase applications with the KPSC on or after June 29, 2012.  Subject to KPSC review and approval, the rate increases could become effective on or after January 1, 2013.

In connection with the rate application, LG&E also anticipates filing with the KPSC a request for a certificate of public convenience and necessity, including a rate tracking mechanism, to allow it to acquire and repair certain existing customer-owned gas line connection equipment and recover the costs associated with such activities, as well as certain other gas system projects.  The LG&E gas line tracker would encompass approximate total revenues of $120 million over an initial 5 year period from 2013-2017.

The Companies’ anticipated requested increases represent increases in base electric rates of approximately 6.9 percent and 6.5 percent at LG&E and KU, respectively, and in LG&E base gas rates of approximately 7.0 percent.  The Companies’ anticipated applications include requests for authorized returns-on-equity at LG&E and KU of 11 percent each.

Copies of the press releases are furnished as Exhibits 99.1 and 99.2.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release dated June 8, 2012 of Louisville Gas and Electric Company.
	99.2 -	Press Release dated June 8, 2012 of Kentucky Utilities Company.

Statements in this report and the accompanying press release, including statements with respect to future events and their timing, including the Companies’ proposed regulatory filings, such as the requested rate increases and rate mechanisms and the future rates or returns on equity ultimately authorized or achieved, as well as other statements as to future costs or expenses, regulation, corporate strategy and performance, are “forward-looking statements” within the meaning of the federal securities laws.  Although the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:  subsequent phases of rate relief and regulatory cost recovery; market demand and prices for electricity; political, regulatory or economic conditions in states, regions or countries where the Companies conduct business; and the pace and magnitude of actual purchase or repair of assets subject to tracker mechanisms.  Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s, LG&E and KU Energy LLC’s and the Companies’ Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

LG&E AND KU ENERGY LLC

By:	/s/ Gerald A. Reynolds
Gerald A. Reynolds General Counsel, Chief Compliance Officer and Corporate Secretary

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Gerald A. Reynolds
Gerald A. Reynolds General Counsel, Chief Compliance Officer and Corporate Secretary

KENTUCKY UTILITIES COMPANY

By:	/s/ Gerald A. Reynolds
Gerald A. Reynolds General Counsel, Chief Compliance Officer and Corporate Secretary

Dated:  June 8, 2012